EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 06-30

XTO ENERGY ANNOUNCES RECORD PRODUCTION IN THIRD QUARTER

FORT WORTH, TX (October 24, 2006) – XTO Energy Inc. (NYSE-XTO) today reported record third quarter 2006 production of 1.553 billion cubic feet equivalent (Bcfe) per day, up 11% from the third quarter 2005 level of 1.397 Bcfe per day, and up 2.5% sequentially from 1.516 Bcfe per day in second quarter 2006. Total revenues for the third quarter were $1.10 billion, a 14% increase from $964 million the prior year. Earnings for the quarter reached $367 million, or $1.00 per share (99 cents diluted), a 17% increase from third quarter 2005 earnings of $313 million, or 86 cents per share (85 cents diluted). After adjusting for the after-tax effects of the derivative fair value gain, adjusted earnings for third quarter 2006 were $348 million, or 95 cents per share (94 cents diluted). Third quarter 2005 adjusted earnings were $309 million, or 86 cents per share (84 cents diluted). See the end of this release for further explanation and reconciliation of non-GAAP financial measures.

Operating income for the quarter was $620 million, a 14% increase from third quarter 2005 operating income of $542 million. Operating cash flow, defined as cash provided by operations, before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments, was $701 million, up 11% from 2005 third quarter comparable operating cash flow of $633 million. See the end of this release for further explanation and reconciliation of non-GAAP financial measures.

The Company set quarterly records for its oil and gas production. Third quarter 2006 production was 1.553 Bcfe per day, up 11% from the third quarter 2005 level of 1.397 Bcfe per day. Excluding the effects of the distribution of Hugoton Royalty Trust (HGT) units to shareholders, daily

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XTO Energy Announces Record Production in Third Quarter

production for the quarter would have increased by an additional 37 million cubic feet equivalent (MMcfe) per day. Third quarter daily gas production averaged 1.213 Bcf, up 12% from third quarter 2005 daily production of 1.087 Bcf. Daily oil production for the third quarter was 44,438 barrels, a 7% increase from the third quarter 2005 level of 41,484 barrels. During the quarter, natural gas liquids production was 12,198 barrels per day, a 19% increase from the prior year quarter rate of 10,249 barrels per day.

“Our strategy continues to drive exceptional results for our shareholders, even within the volatile commodity cycle of this year. We are doggedly managing to strengthen operating cash flow, at greater than 60% of revenues, and to moderate expenses. Given our prolific drilling inventory, our operational teams are delivering record results. Production is now targeted to grow by about 14% above last year, not including the 2% of volumes already distributed to owners via the Hugoton Royalty Trust units. XTO is on track for another record year in 2006, both operationally and financially,” stated Bob R. Simpson, Chairman and Chief Executive Officer. “Looking forward, we are determined to stay disciplined to our business — that is creating and realizing value per share.”

Keith A. Hutton, President, further comments, “Across all basins, our development campaign is providing strong drilling and production results. Daily production increased 2.5%, sequentially. In the Barnett Shale, net volumes accelerated to 203 MMcf per day, up 19% quarter-over-quarter, as wells in the core-area continue to beat expectations. In the Eastern Region, the Freestone Trend gross production grew about 2% to 564 MMcf per day, though overall production increases in the region were tempered by the timing of completions and field pressures. In the Mid-Continent and San Juan divisions, a combination of production increases from the Arkoma Overthrust, San Juan conventional and coal bed methane more than offset the HGT production distributed to shareholders. Overall, our operational activities are yielding record unit growth, solid reserve additions and new low-risk inventory for future growth.”

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XTO Energy Announces Record Production in Third Quarter

The average realized gas price for the third quarter decreased 1% to $6.97 per thousand cubic feet (Mcf) from $7.04 per Mcf in third quarter 2005. Natural gas liquids prices averaged $41.13 per barrel for the quarter, 11% higher than the 2005 quarter average price of $36.98. The third quarter average oil price was $64.00 per barrel, a 23% increase from last year’s third quarter average price of $52.08.

For the first nine months of 2006, the Company reported record earnings of $1.43 billion or $3.93 per share ($3.87 diluted), compared with earnings of $699 million or $1.96 per share ($1.92 diluted) for the same 2005 period. Included in year-to-date 2006 earnings are a $469 million gain ($295 million after-tax) on the distribution of Hugoton Royalty Trust units and $26 million of income tax expense related to enactment of a new Texas margin tax. After adjusting for the after-tax effects of these items as well as for a derivative fair value gain, year-to-date 2006 adjusted earnings were a record $1.11 billion, or $3.05 per share ($3.00 diluted) compared to year-to-date 2005 adjusted earnings of $720 million, or $2.02 per share ($1.98 diluted). Operating cash flow was a record $2.17 billion for the first nine months of 2006, compared with $1.52 billion for the 2005 period. See the end of this release for further explanation and reconciliation of these non-GAAP financial measures. Total revenues for the first nine months of 2006 were a record $3.38 billion, a 44% increase from revenues of $2.34 billion for the same 2005 period. Year-to-date operating income was $1.97 billion, a 62% increase from $1.21 billion for the first nine months of 2005.

* * *

An Operations Overview detailing third quarter activities is available on the Company’s website at http://www.xtoenergy.com.

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XTO Energy Announces Record Production in Third Quarter

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah, Louisiana and Mississippi.

Contact:	Louis G. Baldwin Executive Vice President & Chief Financial Officer XTO Energy Inc. 817/870-2800	Gary D. Simpson Senior Vice President Investor Relations & Finance XTO Energy Inc. 817/870-2800

The Company’s third quarter 2006 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 p.m. (EDT) on Tuesday, October 24, 2006. The webcast may be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to results for stockholders, ability to improve operating cash flow and moderate expenses, production growth target in 2006, operational and financial results for 2006, future value per share, and unit growth, reserve additions and inventory of wells for future growth are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and personnel, higher than expected production costs and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC. (in millions, except production, per share and per unit data)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2006	2005	2006	2005

Consolidated Income Statements

REVENUES

Gas and natural gas liquids	$824	$739	$2,567	$1,826
Oil and condensate	262	199	746	479
Gas gathering, processing and marketing	10	16	63	31
Other	—	10	1	6

Total Revenues	1,096	964	3,377	2,342

EXPENSES

Production	122	106	365	283
Taxes, transportation and other	88	82	278	211
Exploration	9	13	18	20
Depreciation, depletion and amortization	229	181	636	466
Accretion of discount in asset retirement obligation	4	3	12	9
Gas gathering and processing	14	4	28	7
General and administrative (a)	39	30	154	115
Derivative fair value (gain) loss (b)	(29)	3	(79)	18

Total Expenses	476	422	1,412	1,129

OPERATING INCOME	620	542	1,965	1,213

OTHER (INCOME) EXPENSE

Gain on distribution of royalty trust units	—	—	(469)	—
Interest expense, net (c)	47	44	134	111

Total Other (Income) Expense	47	44	(335)	111

INCOME BEFORE INCOME TAX	573	498	2,300	1,102

INCOME TAX (d)

Current	89	51	522	103
Deferred	117	134	347	300

Total Income Tax Expense	206	185	869	403

NET INCOME	$367	$313	$1,431	$699

EARNINGS PER COMMON SHARE

Basic	$1.00	$0.86	$3.93	$1.96

Diluted	$0.99	$0.85	$3.87	$1.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	365.9	361.9	364.5	356.8

Diluted	370.8	370.1	369.9	363.1

Average Daily Production

Gas (Mcf)	1,213,291	1,087,083	1,171,619	1,009,851
Natural Gas Liquids (Bbls)	12,198	10,249	11,682	10,378
Oil (Bbls)	44,438	41,484	44,719	38,066
Natural Gas Equivalents (Mcfe)	1,553,110	1,397,482	1,510,030	1,300,514

Average Sales Prices (e)

Gas (per Mcf)	$6.97	$7.04	$7.64	$6.29
Natural Gas Liquids (per Bbl)	$41.13	$36.98	$38.26	$32.12
Oil (per Bbl)	$64.00	$52.08	$61.10	$46.07

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XTO ENERGY INC. (continued) (in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Consolidated Statement of Cash Flows Data (Unaudited)

Net Income	$367	$313	$1,431	$699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	229	181	636	466
Accretion of discount in asset retirement obligation	4	3	12	9
Dry hole expense	4	4	8	6
Non-cash incentive compensation	5	1	55	25
Gain on distribution of royalty trust units	—	—	(469)	—
Deferred income tax	117	134	347	300
Excess tax benefit on stock option exercises	(4)	—	(30)	—
Non-cash derivative fair value (gain) loss	(30)	—	(48)	4
Gain on sale or exchange of property	—	(9)	—	(7)
Other non-cash items	4	(3)	5	5
Changes in operating assets and liabilities	51	(21)	176	(116)

Cash Provided by Operating Activities	$747	$603	$2,123	$1,391

	September 30, 2006	December 31, 2005
	(Unaudited)
Consolidated Balance Sheet Data

Cash and cash equivalents	$6	$2

Current Assets	$1,416	$943
Less – Derivative fair value (f)	792	193

Current Assets, excluding derivative fair value	$624	$750

Net Property and Equipment	$10,204	$8,508

Total Assets	$12,185	$9,857

Current Liabilities	$1,192	$884
Less:
Derivative fair value (f)	46	90
Deferred income tax payable (f)	256	38

Current Liabilities, excluding derivative fair value and deferred income tax payable	$890	$756

Long-term Debt	$3,370	$3,109

Total Stockholders’ Equity	$5,491	$4,209
Less – Accumulated other comprehensive income (f)	528	68

Total Stockholders’ Equity excluding accumulated other comprehensive income	$4,963	$4,141

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XTO ENERGY INC. (continued)

(a)

The three-month 2006 period includes non-cash incentive compensation of $1 million related to performance share awards and $4 million related to expensing stock options. The nine-month 2006 period includes non-cash incentive compensation of $8 million related to performance share awards and $47 million related to expensing stock options. Non-cash incentive compensation related to performance share awards included in the three-month 2005 period was $1 million and was $25 million in the nine-month 2005 period.

Included in stock option expense in the nine-month 2006 period is $36 million related to options granted during the second quarter to retirement-eligible employees. As required under SFAS No. 123R, these options were expensed upon grant, rather than over the expected vesting period.

(b)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Btu swap contracts	$—	$32	$(16)	$29
Other non-hedge derivatives	(19)	(26)	(19)	(12)
Ineffective portion of hedge derivatives	(10)	(3)	(44)	1

Total derivative fair value (gain) loss	$(29)	$3	$(79)	$18

(c)	Net of capitalized interest of $5 million in the three-month and $12 million in the nine-month 2006 periods, and $2 million in the three-month and $4 million in the nine-month 2005 periods.

(d)	The nine-month 2006 period includes $26 million related to the estimated effect of the May 2006 enactment of a new Texas margin tax which is effective beginning January 1, 2007.

(e)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

(f)

These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

–	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

–	Adjusted earnings are reflected on a basis more comparable to earnings estimates provided by securities analysts.

–

Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2006	2005	2006	2005

Net income	$367	$313	$1,431	$699

Adjustments, net of tax (a):
Non-cash performance share award compensation (b)	—	—	—	16
Derivative fair value (gain) loss	(19)	2	(51)	11
Gain on distribution of royalty trust units	—	—	(295)	—
Income tax expense related to enactment of new Texas margin tax	—	—	26	—
Gain on exchange of producing properties	—	(6)	—	(6)

Adjusted earnings	$348	$309	$1,111	$720

Adjusted earnings per common share:
Basic	$0.95	$0.86	$3.05	$2.02

Diluted	$0.94	$0.84	$3.00	$1.98

(a)	The tax effect of adjustments is computed using the effective tax rate for the period, excluding income tax adjustments.

(b)	As of the adoption of SFAS No. 123R on January 1, 2006, an earnings adjustment is no longer made for the effect of non-cash performance share award compensation.

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

–

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

–

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

–	Adjustment for the significant cash flow effects of earnings adjustments (See “Adjusted Earnings” above) so that operating cash flow is reported on a basis comparable to adjusted earnings.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2006	2005	2006	2005

Cash Provided by Operating Activities	$747	$603	$2,123	$1,391

Changes in operating assets and liabilities	(51)	21	(176)	116
Exploration expense, excluding dry hole expense	5	9	10	14
Current tax related to gain on distribution of royalty trust units	—	—	211	—

Operating Cash Flow	$701	$633	$2,168	$1,521

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